EX-99.28(h)(3)(a)

SECOND AMENDMENT TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the 29th day of January, 2010, to the Fund Accounting Servicing Agreement, amended and restated as of March 27, 2006, as amended  August 28, 2006 (the “Agreement”), is entered into by and between JACOB FUNDS INC. f/k/a JACOB INTERNET FUND INC., a Maryland corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Directors.

NOW THEREFORE, the Company and USBFS agree as follows:

Effective December 22, 2009, the name Jacob Internet Fund Inc. was changed to Jacob Funds Inc.  Accordingly, all references to Jacob Internet Fund Inc. in the Agreement should be replaced with Jacob Funds Inc.

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

JACOB FUNDS INC.                                                                           U.S. BANCORP FUND SERVICES, LLC

By:           /s/ Ryan Jacob                                                      By:           /s/ Michael R. McVoy

Name:           Ryan Jacob                                           Name:  Michael R. McVoy
Title:           Chairman                                                Title:  Executive Vice President

Exhibit A to the Fund Accounting Servicing Agreement
Jacobs Funds Inc. f/k/a Jacob Internet Fund Inc.

Separate Series of Jacob Funds Inc. f/k/a Jacob Internet Fund Inc.

Name of Series                                                                                                                                                               Date Added
Jacob Internet Fund                                                                                                                                                    August 27, 1999
Jacob Small Cap Growth Fund                                                                                                                                   January 29, 2010
Jacob Wisdom Fund                                                                                                                                                   January 29, 2010